Exhibit 99.1

    BAKER ON TRACK TO REPORT FINANCIAL RESULTS FOR SECOND QUARTER OF 2006 BY
                                  SEPTEMBER 30

PITTSBURGH, Sept. 14 /PRNewswire-FirstCall/ -- Michael Baker Corporation (the "Company") (Amex: BKR) said today that it remains on track to complete and file its delayed Form 10-Q for the second quarter of 2006 with the Securities and Exchange Commission by September 30, 2006. Filing the Form 10- Q by this date will enable the Company to regain compliance with the listing standards of the American Stock Exchange.

(Logo: http://www.newscom.com/cgi-bin/prnh/20020605/BAKERLOGO)

As previously announced on September 5, the Company expects to report total contract revenues of approximately $153 million, which compares to reported total contract revenues of $143 million for the second quarter of 2005. Total estimated backlog for the Company was approximately $1.36 billion at June 30, 2006, compared to $1.32 billion at December 31, 2005.

During the course of the financial review for the second quarter, the Company has not identified any financial, accounting or other related issues that would materially change the previously provided financial information, or delay the filing of the Form 10-Q. The Company cautions that the above financial information is preliminary and unaudited, and does not represent all of the information that would normally be included in a quarterly report on Form 10-Q with respect to the Company's financial results.

Commenting on recent events, Chairman of the Board and Chief Executive Officer Richard L. Shaw said, "Although we have had a change in the CEO position, the Board of Directors and I have confidence in the ability of our management team to operate the Company in a successful manner. The markets for our services are strong and we expect them to remain that way for the foreseeable future. Our focus now, as it always is, will be to continue to grow the Company, to meet or exceed our customers' expectations, and to create value and opportunity for our employees and shareholders." He added that a three-person committee of independent Board members that was appointed in June 2006 as part of the Board's ongoing review of management performance and long-term succession planning, will conduct the search for a new chief executive officer.

Michael Baker Corporation (http://www.mbakercorp.com) provides engineering and operations and maintenance services for its clients' most complex challenges worldwide. The firm's primary practice areas are aviation, environmental, facilities, geospatial information technologies, pipelines and telecommunications, transportation, water/wastewater, and oil & gas. With more than 5,000 employees in over 40 offices across the United States and internationally, Baker is focused on providing services that span the complete life cycle of infrastructure and managed asset projects.

(The above information includes certain forward-looking statements concerning future operations and performance of the Company. Forward-looking statements are subject to market, operating and economic risks and uncertainties that may cause the Company's actual results in future periods to be materially different from the performance suggested above. Factors that may cause such differences include, among others: increased competition; increased costs; changes in general market conditions; changes in industry trends; changes in the regulatory environment; changes in the Company's relationship and/or contracts with FEMA; changes in anticipated levels of government spending on infrastructure, including TEA-21; changes in loan relationships or sources of financing; changes in management; changes in information systems; and costs to comply with the requirements of the Sarbanes-Oxley Act of 2002; late SEC filings; and the possibility for restatement of financial results. Such forward-looking statements are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995.)

SOURCE  Michael Baker Corporation
    -0-                             09/14/2006
    /CONTACT: David Higie of Michael Baker Corporation, +1-412-269-6449/ /Photo: NewsCom: http://www.newscom.com/cgi-bin/prnh/20020605/BAKERLOGO
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    /Web site:  http://www.mbakercorp.com/